Exhibit 3.05
                                                                     FILED

                                                              00 JUN 26 PM 4:18

                                                             SECRETARY OF STATE
                                                            TALLAHASSEE, FLORIDA


                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                  SCHIMATIC CASH TRANSACTIONS NETWORK.COM, INC.



Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida profit corporation adopts the following articles of amendment to its articles of incorporation:


FIRST: Amendment(s) adopted: (indicate article number(s) being amended, added or deleted)

Article IV. The Capital Stock of this Corporation shall consist of 200,000,000 shares of common stock, $.001 par value.

SECOND: If an amendment provides for an exchange, reclassification or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself, are as follows:

None.

THIRD: The date of each amendment's adoption.

June 30, 1999

FOURTH: Adoption of Amendment(s) (CHECK ONE)

[X] The amendment(s) was/were approved by the shareholders. The number of votes cast for the amendment(s) was/were sufficient for approval.

[ ] The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):

         "The number of votes cast for the amendment(s) was/were sufficient for approval by"

         _______________________________________________________________________
                                       voting group

[ ] The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

[ ] The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Signed this 30 day of June, 1999.

Signature /s/ Dave Simon
         -------------------------
           Dave Simon, Chairman

                                       OR
                   (By a director if adopted by the directors)
                                       OR
              (By an incorporator if adopted by the incorporators)


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